Exhibit 99.2

Singing Machine Announces Closing of $4 Million Public Offering and Uplisting to the Nasdaq Capital Market

May 26, 2022 10:10 ET | Source: The Singing Machine Company, Inc.

Fort Lauderdale, FL, May 26, 2022 (GLOBE NEWSWIRE) — The Singing Machine Company, Inc. (“Singing Machine” or the “Company”) (Nasdaq: MICS) – the worldwide leader in consumer karaoke products, today announced the closing of its underwritten public offering of 1,000,000 shares of common stock at a price to the public of $4.00 per share, for aggregate gross proceeds of $4 million, prior to deducting underwriting discounts and offering expenses.

In addition, the Company has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to 150,000 additional shares of common stock, equal to 15% of the number of shares sold in the offering solely to cover over-allotments, if any. The public purchase price per additional share of common stock will be $4.00 per share. If Aegis exercises the option in full for common stock, the total gross proceeds of the offering including the overallotment are expected to be approximately $4.6 million before deducting underwriting discounts and commissions and offering expenses.

The Company also announced that, in connection with the offering, its common stock has been approved for listing on the Nasdaq Capital Market and has begun trading on the Nasdaq Capital Market under the symbol “MICS” on May 24, 2022. In connection with the uplisting, the Company effected a 1-for-30 reverse stock split of its common stock to meet Nasdaq’s minimum bid price requirement.

Aegis Capital Corp. acted as sole book-running manager for the offering.

A registration statement on Form S-1 (No. 333-264277) relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on May 23, 2022. The offering has been made only by means of a prospectus. Copies of the final prospectus may be obtained on the SEC’s website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 810 7th Avenue, 18th Floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Singing Machine

Singing Machine® is the leading provider of karaoke products to consumers across the world. The Company offers the industry’s widest line of at-home and in-car karaoke entertainment products, which allow consumers to find a machine that suits their needs and skill level. The Company’s products are sold in over 25,000 locations worldwide, including at well-known retailers such as Amazon, Costco, Sam’s Club, Target, and Walmart. As the most recognized brand in karaoke, Singing Machine products incorporate the latest technology and provide access to over 100,000 songs for streaming through its mobile app and select WiFi-capable products. To learn more, go to www.singingmachine.com.

Safe Harbor Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “may”, “could”, “expects”, “projects,” “intends”, “plans”, “believes”, “predicts”, “anticipates”, “hopes”, “estimates” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Actual results (including the anticipated benefits of the offering described herein) may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors described in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.

Investor Relations Contact:

Brendan Hopkins

(407) 645-5295

investors@singingmachine.com

www.singingmachine.com

www.singingmachine.com/investors